UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2019

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code:  +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Net 1 UEPS Technologies, Inc. (the "Company") was held on November 20, 2019.

Proposal No. 1-Election of Directors

All director nominees were elected and the votes cast were as follows:

Director	Votes for	Votes withheld	Broker non-votes
Herman G. Kotzé	27,069,353	9,563,454	-
Alex M.R. Smith	26,142,621	10,490,186	-
Christopher S. Seabrooke	19,912,842	16,719,965	-
Alasdair J.K. Pein	25,294,961	11,337,846	-
Paul Edwards	25,860,432	10,772,375	-
Alfred T. Mockett	25,599,822	11,032,985	-
Ekta Singh-Bushell	25,381,354	11,251,453	-

Proposal No. 2-Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the selection of Deloitte & Touche (South Africa) as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2020, was approved and the votes cast were as follows:

Votes cast
For	Against	Abstain
36,490,207	141,029	1,571

Proposal No. 3-A Non-Binding Advisory Vote to Approve Executive Compensation

The compensation of the Company's named executive officers was approved, on an advisory, non-binding basis, and the votes cast were as follows:

Votes cast
For	Against	Abstain	Broker non-votes
26,763,837	9,837,846	31,124	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: November 20, 2019	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer